UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013

NORTH BAY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54213
(Commission File Number)

83-0402389
(IRS Employer Identification No.)

2120 Bethel Road
Lansdale, Pennsylvania 19446
 (Address of principal executive offices and Zip Code)

(215) 661-1100
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information  included  in this Form 8-K may contain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 4.02                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 6, 2013, pursuant to a comment letter issued by the Staff of the Securities and Exchange Commission (the "SEC") relating to the Form 10-Q for Fiscal Quarter Ended September 30, 2012 ("Form 10-Q") filed by the Registrant on November 9, 2012, management of the Company, after discussions with the Company's independent registered public accounting firm and the Staff of the SEC, concluded that the previously-issued consolidated financial statements for the Fiscal Quarter Ended September 30, 2012 contained in the Company's Form 10-Q (the "Financial Statements") should no longer be relied upon based on the restatement described below.

The discussions with the Staff of the SEC concerned the capitalization of certain costs to improve the Ruby Mine, including tunnel/infrastructure and access road improvements.  These costs had been capitalized on the Registrant's balance sheet. The Commission has clearly stated in their most recent comment letter that "It is our position that once you acquired the Ruby property with the intent to explore it and, if determined to be feasible, ultimately extract minerals, these types of improvement activities are considered exploration stage activities, and their costs should be expensed unless the improvements have alternative future use."  After extensive consultation with our auditors and the SEC, we will make the necessary revisions to comply with the Commission's position.  Thus, following subsequent discussions with the Staff of the SEC, the Company intends to file its Form 10-K for the year ended December 31, 2012 with restated audited December 31, 2011 financial statements and unaudited restatements of the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012 to remove the aforementioned capitalized development costs from our Consolidated Balance Sheets and expense them in full on our Consolidated Statements of Operations.

The resulting effect of the restatement for the year ended December 31, 2011 is: (1) a decrease in the capitalization of mineral claims by $94,281, (2) an increase of $94,281 in Mineral Property expenses, (3) an increase of $94,281 in net loss (increase of $0.00 loss per share for the year ended December 31, 2011), and (4) an increase in total stockholders' deficit of $94,281.  The increase in net loss resulted in no net change to cash used in operating activities.

The resulting effect of the restatement for the three months ended March 31, 2012 is: (1) a decrease in the capitalization of mineral claims by $112,269, (2) an increase of $112,269 in Mineral Property expenses, (3) an increase of $112,269 in net loss (increase of $0.00 loss per share for the three months ended March 31, 2012), and (4) an increase in total stockholders' deficit of $112,269.  The increase in net loss resulted in no net change to cash used in operating activities.

The resulting effect of the restatement for the three and six month periods ended June 30, 2012 is: (1) a decrease in the capitalization of mineral claims by $106,349 and $218,617 respectively, (2) an increase of $106,349 and $218,617 respectively in Mineral Property expenses, (3) an increase of $106,349 and $218,617 respectively in net loss (increase of $0.00 loss per share for the three and six month periods ended June 30, 2012), and (4) an increase in total stockholders' deficit $218,617.  The increase in net loss resulted in no net change to cash used in operating activities.

The resulting effect of the restatement for the three and nine month periods ended September 30, 2012 is: (1) a decrease in the capitalization of mineral claims by $76,820 and $295,437 respectively, (2) an increase of $106,349 and $218,617 respectively in Mineral Property expenses, (3) an increase of $76,820 and $295,437 respectively in net loss (increase of $0.00 loss per share for the three and nine month periods ended September 30, 2012), and (4) an increase in total stockholders' deficit of $295,437.  The increase in net loss resulted in no net change to cash used in operating activities.

The resulting cumulative effect of the restatement since the Ruby Mine acquisition date on July 1, 2011 and as of September 30, 2012 is: (1) a decrease in the capitalization of mineral claims by $389,718, (2) an increase of $389,718 in Mineral Property expenses, (3) an increase of $389,718 in net loss (increase of $0.00 loss per share since the acquisition date on July 1, 2011 as of September 30, 2012), and (4) an increase in total stockholders' deficit of $389,718.  The increase in net loss resulted in no net change to cash used in operating activities.

The Company’s management discussed the matters disclosed in this Current Report on Form 8-K with M&K CPAS, PLLC, the Company’s independent registered certified public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH BAY RESOURCES INC.
 (Registrant)

By: /s/ Perry Leopold
Perry Leopold
Chief Executive Officer

Dated: February 11, 2013